Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Safeguard Scientifics, Inc.’s Registration Statement Nos. 333-86777, 333-65092, 333-73284, 333-103976, 333-118046, 333-129617, 333-147174, 333-171225, and 333-171226 on Form S-8, Nos. 333-114794, and 333-171224 on Form S-3, and No. 333-171223 on Form S-4 of our report dated March 16, 2010, relating to the financial statements of Clarient, Inc., appearing in this Annual Report on Form 10-K of Safeguard Scientifics, Inc. for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 4, 2011